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                                                                   EXHIBIT j.11


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference, in Post-Effective Amendment No. 4 to the Registration Statement (Form N-1A No. 333-58979) and related Prospectus of American General Series Portfolio Company 2, of those references and of our report dated December 13, 1999 on the Stock Index Fund, Mid Cap Index Fund, Small Cap Index Fund, International Growth Fund, Large Cap Growth Fund, Mid Cap Growth Fund, Small Cap Growth Fund, International Value Fund, Large Cap Value Fund, Mid Cap Value Fund, Small Cap Value Fund, Socially Responsible Fund, Balanced Fund, High Yield Bond Fund, Strategic Bond Fund, Domestic Bond Fund, Core Bond Fund, Municipal Bond Fund, Money Market Fund, Municipal Money Market Fund, Growth Lifestyle Fund, Moderate Growth Lifestyle Fund, and Conservative Growth Lifestyle Fund of American General Series Portfolio Company 2.


                                                     /s/ ERNST & YOUNG LLP

                                                         ERNST & YOUNG LLP



Houston, Texas
March 1, 2000